UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)


                         KESSELRING HOLDING CORPORATION
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:


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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This information statement is being provided to the shareholders of Kesselring Holding Corporation ("Company") in connection with certain actions to be taken by the written consent of shareholders holding a majority of the outstanding voting stock of the Company, dated as of November 16, 2009 ("Record Date"). The actions to be taken pursuant to the written consent shall be taken on or about January 12, 2010, twenty (20) days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                     By: /s/ Gary E. King
                                        ------------------------------
                                        Gary E. King
                                        President

December 22, 2009

         NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
       SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN
        LIEU OF A SPECIAL MEETING AND ANNUAL MEETING OF THE SHAREHOLDERS,
                             DATED NOVEMBER 16, 2009

To All Shareholders:

     NOTICE IS HEREBY GIVEN that the removal of the Company's entire board of directors, including, but not limited to, Virgil L. Sandifer, and the election of three new directors to serve for one year or until their successors are duly elected, will be taken pursuant to written consent of shareholders holding a majority of the outstanding voting stock of the Company ("Majority Shareholders"), dated as of November 16, 2009, in lieu of a special and annual meeting of the shareholders. Such action will be taken on or about January 12, 2010.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares of Common Stock, of which 36,046,321 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders for a vote. However, since shareholders holding at least a majority 53% of the voting rights of all outstanding shares of Common Stock as of November 16, 2009, have, by their written consent, voted in favor of the removal of the Company's entire board of directors, including, but not limited to, Virgil L. Sandifer, and the election of three (3) new directors to serve for one year or until their successors are duly elected, no other shareholder votes or consents will be solicited or considered in connection with this Information Statement.

     While the above actions have been approved by a majority of our outstanding shares in accordance with Delaware General Corporation Law, the rules of the Securities and Exchange Commission provide that the above actions cannot take effect until at least 20 days after this Information Statement has first been sent to our shareholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on January 12, 2010.

     The entire cost of furnishing this Information Statement will be borne by the consenting shareholders. We will request brokerage houses, nominees, custodians, fiduciaries and other similar persons to forward this Information Statement to the beneficial owners of the Company's voting securities and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to shareholders pursuant to Section 222 of the Delaware General Corporation Law.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

                             BACKGROUND INFORMATION

a. Kesselring Holding Corporation ("Holding") was organized as a Delaware corporation on April 1, 2006. On May 18, 2007, Holding acquired Kesselring Corporation, a Florida corporation ("Kesselring Florida") pursuant to a Share Exchange Agreement in a reverse merger transaction. As a result of the reverse merger transaction, the shareholders of Kesselring Florida ended up with the majority of Holding's outstanding voting common stock.

b. On July 1, 2006, Kesselring Florida acquired King Brothers Woodworking, Inc. ("King Bros."). The only real operating business controlled by Holding is King Bros. King Bros. has been in business since it was founded in 1948. King Bros. has approximately 30 employees and has a great reputation with its customers, suppliers and employees and with the citizens of Yakima, Washington.

c. Up until November 16, 2009, Holding had only a couple of employees, Joseph A. Silva and Virgil Sandifer, yet Holding had an insatiable appetite for cash and has been taking hundreds of thousands of dollars from King Bros. and using a lot of that money for the personal benefit of Mr. Silva and Holding's management. In fact, since September 2009, $172,000 of King Bros. money has been transferred to Holding (at Mr. Silva's insistence, and earlier to that at the insistence of the prior CEO of Holding, Charles Rockwood). Since King Bros. was acquired by Holding, Holding has taken more than $3.7 million from King Bros. and we have nothing to show for it, but a significant amount of unpaid debt. King Bros. employees have been repeatedly told by Holding's attorney, Stephen Fleming, that they would be terminated if the funds were not sent to Holding. Mr. Sandifer has been threatened many times that if he didn't send King Bros. money to Holding that he would be sued by Holding.

d. As stated above, King Bros. is a wholly owned subsidiary of Kesselring Florida, which is the only shareholder of King Bros. King Bros. has no direct relationship with Holding and is not contractually bound to pay any King Bros. monies to Holding, yet Mr. Silva and attorney Fleming have repeatedly intimidated Holding's only director, Virgil Sandifer, and certain King Bros. employees with threats of termination and lawsuits if they didn't "play ball" with the people running Holding.

e. By late October 2009, Curtis King, Gary E. King and certain employees of King Bros. were fed up with Holding's raiding of King Bros. cash. When Holding insisted that a bunch of money be transferred to Holding on November 1, 2009, Gary E. King, the President of King Bros., told Holding's management that King Bros. would not be sending them any more money. Curtis King and Gary E. King also felt that Virgil Sandifer needed to be removed from his seat on the board of directors of Holding and that Mr. Silva needed to be fired. On or about November 9, 2009, Gary E. King began contacting a few Holding shareholders, mostly members of his family and Don Craig, who works at King Bros., in an effort to obtain written consents from holders of a majority of the issued and outstanding shares of Holding's common stock ("Majority Shareholders") to remove

Messrs. Sandifer and Silva from their offices and directorships, electing Greg Aff, Gary E. King and Teddy B. Sparling as directors on Holding's board of directors. Gary E. King personally solicited and obtained written consents from the following shareholders:

Don Craig                                                         500,409 shares
Teresita Craig (Don Craig's wife)                               2,102,379 shares
Kenneth & Rose Marie Craig                                      2,451,521 shares
     (Don and Teresita Craig's son and Daughter-in-law)
Erin Craig
     (Daughter of Kenneth and Rose Craig)                         700,409 shares
Curtis P. & Lois A. King
     (Gary King's brother and sister-in-law)                    2,965,000 shares
Nicola A. O'Sullivan
     Trustee of The Nicola A. O'Sullivan Trust                  2,257,379 shares
Teddy B. and Lisa Sparling                                      1,719,668 shares

         Total Solicited Shares                                12,696,765 shares

     In addition, while Gary E. King was calling shareholders to obtain their consents and talking with Don Craig, who works in his office, Greg Aff, who is the General Manager of King Door and Hardware, and Candace Broadfoot, who is the Controller and Principal Accounting Officer of King Bros. and Holding, overheard Gary E. King's conversations and volunteered to give their consents to the actions the Majority Shareholders were taking. Neither Greg Aff nor Candace Broadfoot was actually solicited by Gary E. King. In fact, their votes were not even necessary for the Majority Shareholders to have a majority. However, since they both work at the company, they knew exactly what Messrs. Sandifer and Silva were doing with King Bros. money and wanted it to stop. So their names and signatures were added to the written consent. Their share ownership is as follows:

Greg & Deena Aff                                                   40,000 shares
John & Candace Broadfoot                                           10,000 shares
     (Ms. Broadfoot is the Controller and
     Principal Accountant for Holding and King Bros.)

     Over the Thanksgiving holiday, a couple of other shareholders asked Don Craig if they could join in the written consent because they had seen a Form 8-K filed by Holding discussing the pending litigation, so Gary E. King accepted their signatures on the written consent on an unsolicited basis. Their share ownership is as follows:

Justin Craig (Son of Kenneth and Rose Craig)                      700,409 shares
Lawrence D. & Arlene Wilder                                       197,333 shares

     When you add the Total Solicited Shares of 12,696,765 to the 5,725,278 shares held by Gary E. King and add in the shares for the Affs, the Broadfoots, the Wilders and Justin Craig, the total shares consenting to the removal of the old board and election of the new board is 19,369,785 or over 53 % of Holding's 36,046,321 total outstanding shares.

f. On November 13, 2009, a small number of Holding's shareholders ("Shareholder Plaintiffs") met at the law offices of Larson Berg & Perkins PLLC in Yakima. Another attorney for the Shareholder Plaintiff, David E. Wise, Esq., attended a portion of that meeting via conference telephone call. The Shareholder Plaintiffs felt like they needed to prevent Holding from further wasting of the King Bros. assets and prevent Holding from issuing additional shares of Holding common stock in order to dilute the ownership of the Majority Shareholders, a plan was devised to simultaneously file a Schedule 14C Information Statement with the Securities and Exchange Commission ("SEC") and file a stockholders' derivative action in federal court seeking injunctive relief in the form of a temporary restraining order and a temporary injunction against Holding, Mr. Sandifer and Mr. Silva, ET AL ("Complaint").

g. Within an hour of the conclusion of the foregoing meeting, Candace Broadfoot, the Controller for King Bros., received a call from Banner Bank advising her that Mr. Silva had flown all the way from Florida and was trying to change the signature authority on the King Bros. bank accounts and take the money back to Florida. Attorneys from Larson Berg & Perkins went to Banner Bank and contested Mr. Silva's authority to do anything with the bank accounts, resulting in the bank placing a hold on the accounts.

h. On November 16, 2009, Mr. Silva arrived at the King Bros. facilities and attempted to terminate several employees. That afternoon, the Plaintiff Shareholders filed the Complaint in the United States District Court, Eastern District of Washington ("Federal Court") in a case styled Bradley I. King, et al., Plaintiffs, v. Kesselring Holding Corporation, a Delaware corporation, et al., Case No. CV-09-3110-EFS. ("Federal Case"). On November 24, 2009, the Federal Court Judge entered a temporary restraining order against Holding, Messrs. Sandifer and Silva and in favor of the plaintiff shareholders. The Federal Court Judge told the parties to maintain the status quo, that the funds at Banner Bank could not be used by Holding and that no stock was to be issued by Holding.

i. On November 20, 2009 (just three days after the complaint was filed and the judge told the parties not to do anything to change the status quo and told Holding not to issue any more stock) Holding filed a Form 8-K Current Report with the SEC stating that Holding had entered into a conversion agreement with Southtech Solutions, Inc. and Holding issued 2,000,000 shares of common stock to such creditor in return for cancelling a mere $20,000 in debt. All this was done to dilute the ownership of the Majority Shareholders and obviously irritated the Federal Court Judge who granted the request for a temporary restraining order; and

j. On December 16, 2009, the Federal Court ruled that the Plaintiff Shareholders held a majority of Holding shares; that Plaintiff Shareholders' actions on November 16, 2009 were proper and did not violated any SEC regulations; they validly voted out Messrs. Silva and Sandifer from their positions with Holding and replaced them with the new board members and officers; and that because Mr. Silva lacked authority to issue the 2,000,000 shares of Holding stock to Southtech Solutions, Inc. on November 20, 2009, the issuance of those shares was invalid. The Court issued an Order granting the plaintiffs a temporary injunction against the defendants prohibiting them from taking or attempting to take the following actions with respect to a ) issuing additional stock; b ) hiring or terminating any board members and/or officers of Holding; c ) hiring or terminating any employees, contractors, board members and/or officers of King Bros.; d ) changing any banking arrangements involving Holding; e ) changing any banking arrangements involving King Bros.; f ) signing or renegotiating contracts; g) seizing funds held in any bank account of King Bros.; h ) seizing or exerting control over any payments received or to be received by King Bros.; i ) issuing any payment to Searchlight, Inc.; j) declaring or issuing any dividends; and/or k ) engaging in any other drastic or material change that would or could affect the operation of Kesselring Florida or King Bros. Holding intends to vigorously prosecute the Federal Case and seek monetary damages from Mr. Silva and the other defendants.

LEGAL AUTHORITY FOR ABOVE ACTIONS:

     Holding is a corporation organized under the laws of the State of Delaware.
Section 141(k) of the Delaware General Corporation Law ("DGCL") states that:

"Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors...."

     Section 228 of the DGCL permits shareholders to take action by their written consents and states as follows:

"Unless otherwise provided in the certificate of incorporation, any action required to be taken by this chapter to be taken at any annual or special meeting of stockholders of a corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested."

     Holding's Certificate of Incorporation and amendments thereto do not mention or restrict written consents of shareholders. Article 8 of Holding's Bylaws specifically authorizes written consents of shareholders and states as follows:

"Except as any provision of the General Corporation law may otherwise require, any action required by the General Corporation law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting ...."

     Article 7 of Holding's Bylaws states in pertinent part as follows:

"Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors."

CONCLUSION

     Based on the facts, Holding's board of directors believes that Holding's shareholders were legally authorized to take action by their written consent, that such shareholders owned at least a plurality of the votes that could have been cast at any annual or special meeting of Holding's shareholders, the shareholders effectively removed Virgil Sandifer from Holding's board of directors and elected Messrs. Greg N. Aff, Gary E. King and Teddy B. Sparling to Holding's board of directors. This conclusion is further supported by the Federal Court's December 16, 2009 ruling.

     Holding's board of directors believes that the solicitations of shareholder consents did not require a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 because no more than ten shareholders were solicited and such solicitation was exempt under Rule 14a-2 which states that Rule 14a-3 (proxy solicitation rule) does not apply to solicitations made otherwise than on behalf of the registrant where the total number of persons solicited is not more than ten.

     Holding's board of directors believes that Messrs. Greg Aff, Gary E. King and Teddy B. Sparling have been duly elected to Holding's board of directors and that Gary E. King has been duly appointed to the offices of President and Chief Executive Officer of Holding and that the board is authorized and obligated pursuant to the requirement in Exchange Act Rule 14c-2 to make this Schedule 14C filing on behalf of Holding.

         REMOVAL OF THE COMPANY'S ENTIRE BOARD OF DIRECTORS, INCLUDING,
                     BUT NOT LIMITED TO, VIRGIL L. SANDIFER

     On November 16, 2009, the Majority Shareholders of the Company executed a written consent of shareholders in accordance with Delaware General Corporation Law to remove the Company's entire board of directors, including, but not limited to, Virgil L. Sandifer.

                         ELECTION OF THREE NEW DIRECTORS

     Following the removal of the Company's entire board of directors, including, but not limited to, Virgil L. Sandifer, the Company will have no directors. On November 16, 2009, the Majority Shareholders executed a written consent in accordance with Delaware General Corporation Law to elect Greg N. Aff, Gary E. King and Teddy B. Sparling, Jr. as directors of the Company to serve for one year or until their successors are duly elected, effective immediately after the above described removal of the entire board of directors of the Company, including, but not limited to, Virgil L. Sandifer.

     The following information relates to our current directors and executive officers:

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

Name                    Age              Position                Director Since
----                    ---              --------                --------------
Gary E. King            69       President, Chief Executive    November 16, 2009
                                 Officer, and Director

Greg N. Aff             44       Director                      November 16, 2009

Teddy B. Sparling       46       Director                      November 16, 2009

     Certain biographical information of our directors and officers is set forth below.

     GARY E. KING. Mr. King was elected to the offices of President, Chief Executive Officer and Director of the Company on November 16, 2009. From 2007 until the present day, Mr. King has served as the President and a Director of King Brothers Woodworking, Inc. ("King Bros."). From 1977 to 2007, Mr. King co-managed King Bros. where he handled financial and operational control of King Bros. From 1997 until 2007, Mr. King co-managed King Door and Hardware, Inc., a company founded by Mr. King and his brother, Curtis P. King. From 2007 until the present day, Mr. King has served as the President of King Door and Hardware, Inc. King Door and Hardware is a Division of King Bros. and King Bros. is a wholly owned subsidiary of Kesselring Corporation, Inc. Kesselring Corporation, Inc. is a wholly owned subsidiary of Kesselring Holding Co. Mr. King holds both a BS degree in Physics and an MBA degree from the University of Washington in

Seattle, Washington. He currently serves as Treasurer on the Governing Board of Northwest University in Kirkland, Washington, which he joined in 1985.

     GREG N. AFF. Mr. Aff was elected as a Director of the Company on November 16, 2009. From May 2007 until the present day, Mr. Aff has held the position of General Manager of King Door and Hardware, a Division of King Bros. Mr. Aff is also the Chairman of the Management Advisory Committee of King Bros. From 1990 until May 2007, Mr. Aff held the position of Senior Contract Sales Representative for JDS Incorporated. He has written specifications for architects and has provided commercial building products for schools, hospitals, universities and office buildings.

     TEDDY B. SPARLING. Mr. Sparling was elected as a Director of the Company on November 16, 2009. Mr. Sparling was the owner and President of TBS Constructors, Inc. from 1989 until March 2005, when TBS Constructors was acquired by Kesselring Corporation. From March 2005 until October 2007, Mr. Sparling worked for Kesselring Corporation. Since he left Kesselring Corporation, he has served as President of Gulf & Bay Constructors, Inc. and since November 2008, he has served as President of Florida Fuel Solutions, LLC (a company focused on renewable fuels). Mr. Sparling has been a Licensed Florida Building Contractor since 1989.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any type of business practice; or

          (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity; or

     (5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

DIRECTORSHIPS

     No Director of the Company or person nominated or chosen to become a Director holds any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

ADDITIONAL MANAGEMENT CHANGES

     Our board of directors intends to appoint additional officers and possibly add additional board members in the future. However, no such persons have been identified and no formal plans have been developed to recruit and appoint such additional officers and directors at this time.

COMMITTEES OF THE BOARD OF DIRECTORS

     We do not currently have an audit or compensation committee. However, our board of directors intends to attempt to recruit additional persons to serve on our board of directors and, if enough independent directors join our board, then we will constitute audit and compensation committees at such time.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION PLANS

     We do not have any employment agreements. For the fiscal year ended September 30, 2009, Gary E. King received total compensation of $132,772 in his capacity as President of King Brothers Woodworking, Inc. and Greg Aff received total compensation of $85,297 in his capacity as Manager of King Door and Hardware, a division of King Brothers Woodworking, Inc.

OTHER

     There are no arrangements or understandings between any of our directors and any other persons pursuant to which any of our directors was selected as a director. None of our newly elected directors currently serves on any committee of our board of directors or is expected to serve on any such committee in the near future. However, if and when committees are constituted, one or more of our directors may serve on one or more such committees.

SHAREHOLDERS SHARING AN ADDRESS

     We will deliver only one Information Statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which we have delivered a single copy of the Information Statement. A shareholder may notify the consenting shareholders that the shareholder desires to receive a separate copy of the Information Statement by contacting Mr. Gary E. King by telephone at (509) 453-4683.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED SHAREHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table (based on information contained in the Company's most recently filed Form 10-K Annual Report and other documents filed by the Company, its officers, directors and persons who own more than 5% of the Company's voting securities) sets forth security ownership information as of November 16, 2009, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five percent (5%) of the Company's Common Stock; (ii) each of the Company's officers and directors; (iii) the newly elected directors; and (iv) all officers and directors as a group. We assume that each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. The removed director, Virgil Lee Sandifer, is the beneficial owner of 779,342 shares of Common Stock.

                                                               Amount and
                                                                Nature of
Name of Beneficial Owner             Title Of Class         Beneficial Owner       Percent of Class
------------------------             --------------         ----------------       ----------------
Greg Aff (1)                          Common Stock               40,000              Less than 1%

Charles B. Rockwood                   Common Stock            2,000,000                     5.55%

Kenneth Craig                         Common Stock            3,852,339 (2)                10.69%

Gary and Margaret King (1)            Common Stock            5,725,278                    15.88%

Clifford H. Wildes                    Common Stock            3,338,696 (3)                 9.26%

Teddy B. Sparling (1)                 Common Stock            1,719,668                     4.77%

Nicole O'Sullivan                     Common Stock            2,257,379 (4)                 6.26%

Curtis and Lois King                  Common Stock            2,965,000                     8.23%

Vision Capital Advisors, LLC          Common Stock            3,977,945 (5)                 9.94%
(Adam Benewitz)
20 West 5th Street, 5th Floor
New York, New York 10019

All officers and directors as
 a group (3)                          Common Stock            7,484,946                    20.76%

----------
(1) Messrs. Greg Aff, Gary King and Teddy Sparling are the newly elected Directors of the Company.
(2) Includes 2,101,277 shares of Common Stock held by Mr. Craig's wife and children.
(3)  Includes 1,600,000 shares of Common Stock held by Mr. Wildes' wife.
(4)  Represents shares of Common Stock held by the Nicole O'Sullivan Trust.
(5)  Based on Form 13G/A filed on February 12, 2009.

DISSENTERS' RIGHTS OF APPRAISAL

     The Delaware General Corporation Law does not provide for dissenters' or appraisal rights in connection with the removal of the Company's directors or the election of new directors.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

     Aside from opposition from the removed officer and director in the ongoing Federal Court Case, our board of directors is not aware of any substantial interest, direct or indirect, by security holdings or otherwise, of any persons in any matter acted upon

                             ADDITIONAL INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, files reports, proxy statements, information statements and other information, including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the

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Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

                                   CONCLUSION

     As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with these actions. This information statement is intended to provide our fellow shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS


Gary King
President                                 December 22, 2009


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